Exhibit 99.1

March 2, 2022 8:30 AM EST

Air Industries Group to Release Financial Results on March 7, 2022

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced it will release its financial results for the Three and Twelve months ended December 31, 2021 at approximately 8:30 am on Monday, March 7, 2022.

The Company will also host a conference call for investors on

Monday, March 7, 2022 at 4:30 pm Eastern Time

Investor Conference Call

Conference Toll-Free Number 888.378.4398

Passcode – 467 576

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact Information

Air Industries Group

Investor Relations

Michael Recca - CFO

631.328.7078

ir@airindustriesgroup.com